UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2017

SACHEM CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

New York	001-37997	81-3467779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Laurel Street, Branford, Connecticut	06405
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (203) 433-4736

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).       Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2017, the registrant entered into the Modification of Second Amended and Restated Commercial Revolving Loan and Security Agreement (the “Modification”) with Bankwell Bank (“Bankwell”), which modified various terms of the registrant’s revolving credit facility with Bankwell (the “Bankwell Credit Line”). Pursuant to the Modification, the Bankwell Credit Line was modified as follows:

•	The credit limit was increased from $15 million to $20 million;

•	The method of calculating the interest rate on the outstanding balance on the Bankwell Credit Line was modified to equal the greater of (i) 5.5% per annum and (ii) the sum of (x) the three-month LIBOR rate, as in effect from time-to-time, as modified, and (y) 4.5%. The interest rate is reset every three months. As a result of this modification, as of July 1, 2017, the interest rate on the Bankwell Credit Line is 5.8% compared to 7.25% per annum immediately before this modification;

•	All amounts outstanding under the Bankwell Credit Line will become due and payable on June 30, 2019. The maturity date had been March 18, 2018; and

•	No advances will be made against an Eligible Note Receivable if the total amount due from the maker of such Eligible Note Receivable, or the total amount guaranteed by the guarantor of such maker’s obligations under such Eligible Note Receivable, exceeds $650,000. It previously had been $450,000.

Except as set forth above, the other material terms of the Bankwell Credit Line remain the same.

The foregoing description of the Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the Modification filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Revolving Note, dated June 30, 2017, in the principal amount of $20,000,000.00
10.2	Modification of Second Amended and Restated Commercial Revolving Loan and Security Agreement, dated as of June 30, 2017, among Bankwell Bank (as lender), Sachem Capital Corp. (as borrower), and John L. Villano, Jeffrey C. Villano and JJV, LLC, (as guarantors)
10.3	Third Reaffirmation of Guaranty Agreement, dated June 30, 2017

* * * * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sachem Capital Corp.

Dated: July 6, 2017	By:	/s/ John L. Villano
John L. Villano, CPA
Co-Chief Executive Officer and
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Revolving Note, dated June 30, 2017, in the principal amount of $20,000,000.00
10.2	Modification of Second Amended and Restated Commercial Revolving Loan and Security Agreement, dated as of June 30, 2017, among Bankwell Bank (as lender), Sachem Capital Corp. (as borrower), and John L. Villano, Jeffrey C. Villano and JJV, LLC, (as guarantors)
10.3	Third Reaffirmation of Guaranty Agreement, dated June 30, 2017

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